UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.07Submission of Matters to a Vote of Security Holders.

We held a Special Meeting of Stockholders on September 7, 2017 (the “Special Meeting”). We had 50,228,931 shares of common stock outstanding on July 21, 2017, the record date for Special Meeting. At the Special Meeting, 42,331,096 shares of common stock were present in person or represented by proxy. The following sets forth the final results of the voting for the matter voted upon at the Special Meeting. This matter is described in more detail in the definitive proxy statement we filed with the Securities and Exchange Commission on July 27, 2017.

Proposal 1: To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio not less than 1-for-8 and not greater than 1-for-12, with the exact ratio to be set within that range at the discretion of our board of directors before June 20, 2018 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by our stockholders, in its sole discretion.

At the Special Meeting, our stockholders approved the proposal to amend our certificate of incorporation to effect a reverse stock split by the following votes:

For	Against	Abstain	Percentage of Voted For	Broker Non-Votes
37,800,224	4,406,771	124,101	89.3%	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date:  September 7, 2017

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